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                                                                    Exhibit 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated December 21, 1999, accompanying the consolidated financial statements of Irvine Sensors Corporation and subsidiaries appearing in the 1999 Annual Report to Shareholders and accompanying the schedules included in the Annual Report on Form 10-K for the fiscal year ended October 3, 1999, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of said reports in this Registration Statement of Irvine Sensors Corporation on Form S-8.



Grant Thornton LLP
Irvine, California
December 28, 1999